EXHIBIT 99.1

ASHFORD HOSPITALITY TRUST
Third Quarter 2016 Conference Call
November 4, 2016, 10:00 am CT
Chairperson: Monty Bennett

Participant 1:
Hey good morning guys, thank you for taking my question. So maybe just to hit on the transaction activity that you guys highlighted at the very end there, could you just give us a little bit more color on two things; one is valuation, either EBITDA or cap rate? And then the other one would be just kind of what’s the composition of the buyer universe out there for these types of assets right now?

Douglas Kessler:
Sure Shaun, this is Douglas. A couple of observations; first I’m going to give you the macro industry perspective. Values have come down and the drop off really occurred at the beginning of the first part of the year and has kind of continued and probably up to now it sort of feels like those valuations have somewhat stabilized. There is clearly a bridging of the gap now between private market valuations and public market valuations, and so that is an interesting dynamic that we’re keeping a close eye on. As for the cap rates, we haven’t disclosed those in our releases. So in some cases, I think that you can tell by trends that are happening in the market that, depending on the type and location of select-service hotel, the cap rates vary. So, for example, if the select-service hotels are unencumbered by management you are going to get a much better cap rate, all right, because you’ve got local operators who want to buy those assets and run them. All right, so you could have a 50 to 75 basis point spread in some of those cap rates. As for the branded hotels and brand-managed hotels, obviously, cap rates are a little bit wider. And then you have to separate out whether you are in a gateway market in an urban location versus suburban location. And again you could have differentials of cap rates there that are 75 to 100 basis points. So, for example, well-located urban select-service hotels like our - like we sold one actually out of our Ashford Prime portfolio, just to reference that; that was a sub-7 cap rate. For assets, some of the ones that we’ve sold that are not as well located, secondary markets or suburban locations in primary markets, the cap rates are generally I’d say in the mid to low 8% range; some higher, some lower than that as a general comment. As for the types of buyers today, we’re seeing, you know, interested parties including local owners, operators, some of the small private equity funds. We haven’t seen much appetite as we saw previously coming from the large private equity funds that were looking to accumulate portfolios of assets. And you recall that’s really the key reason why we pivoted in our strategy. That buyer demand for large portfolios dropped off, which was really coming from the large private equity funds and one of the large non-trader REITs that’s no longer operating in terms of buying assets like this. And so we made the strategic decision that we would maximize value for shareholders by selling single or small groups of assets which, you know, we continue to do and continue to have some properties listed in the market today. So I hope that that is a helpful response.

Participant 1:
No, that’s great, Doug; thank you very much. And just one follow up if I could, and I apologize if I missed this at the beginning of the prepared remarks, but you know, I know in some of your hotels at least you are probably seeing a little bit of group shift for some of the, you know, maybe the larger Marriott’s; how impactful do you think that was to 3Q performance and, you know, is there any reversal to expect in 4Q?

Jeremy Welter:	So for the third quarter - this is Jeremy - our group revenues for trusts were up 5% versus transient up 2.3%. And I don’t see a big shift probably in the fourth quarter.
Participant 1:	So group is still out performing transient even - even with the Jewish holiday shift into, you know, in the fourth quarter?
Jeremy Welter:	Yeah, we don’t give guidance but - so - but I don’t see a big shift. It - definitely the Jewish holidays in October impact it a little bit.

Douglas Kessler:
But also keep in mind Shawn that the group percentage of our portfolio may be a little bit less than some of our peers here just given the composition of our assets and room count, et cetera and locations.

Participant 1:	Okay, great. Thank you very much guys.
Participant 2:
Hey, good morning guys. I just had a couple of quick ones. First of all Doug, kind of follow up with regarding the asset sales. You know you mentioned that you sold $200 million worth of non-core select-service hotels year-to-date, you know, how much do you guys have left that you would define as non-core that you’d be looking to exit if the price is right?

Douglas Kessler:
We still have about 60 select service hotels and, you know, some of them clearly are urban, well located, higher RevPAR assets and we will continue to evaluate the disposition of those assets. The clear majority of our remaining portfolio, our assets that we view as non-strategic to the vision of Ashford Trust, which is to be a full service, RevPAR just under two times the national average, well located, well branded, diversified locations. So those we continue to put into the market. We’re going to be commercial and disciplined about that. As you have seen Ryan, over the years we have been very careful about our sales strategy. We have a clear desire to sell these assets, but we are going to be mindful of market direction with prices. I commented earlier that prices have come down. And so - yet we feel very good about the prices that we’ve obtained for the assets that we’ve put into the market and we’ll continue to monitor the pace of our transaction activity. We, at an earlier point in time, as you know, had large portfolios for sale and we will continue to evaluate that opportunity if it comes back around. But meanwhile we’ll be disciplined and continue to work with the brokerage community, as well as field inbound calls, which in some cases we’ve been successful in doing that and being responsive on non-broker deals to sell to buyers who have expressed an interest in coming directly to us.

Participant 2:
Okay, that’s helpful. Thanks Doug. And then I’m just curious what the - what your appetite is to - you know, from the call yesterday with Ashford Prime it sounds like Ashford Prime might be moving more towards growth mode. Is there an opportunity to execute transactions for any of the ROFO assets in the not too distant future? Is that something Ashford Trust would be interested in?

Douglas Kessler:
The decision with respect to ROFO assets will be a decision made by the Trust Board as to whether there is a desire to sell any of those assets. We have not commented on any plans to sell those assets. We typically don’t comment on asset sales until such time as they are under contract. The only reason why we commented on the select-service portfolio is because that was really a strategic shift in the direction of the company to be more focused on full-service hotels rather than having the kind of the diversified mix of assets that we’ve historically had, which was full-service, select-service and even mezzanine lending back in the day. So, the reason why we made that comment at that time was just simply to reflect the strategic shift of the company. So, we would not make any comment to the extent any of those transactions were in the works until such time it was appropriate to do so. Obviously, Trust is sitting on a fair amount of capital at the current moment through the cash on the balance sheet as well as the recent Preferred Series G offering that we completed. We’ve always been opportunistic; we look at the relative costs of capital as well as the returns that we can achieve in buying an asset relative to its overall return relative to that cost of capital. And we focus clearly, as we’ve said time and time again that our basis for the decision obviously focuses on a lot of key variables; replacement costs, interest rate return, et cetera, RevPAR, but we’re looking at what is the accretion to our share price over time? And given the fact that asset prices have come down, certainly it’s more compelling to at least window shop these days and I think that we’re constantly mining the market, the pipeline for the types of deals that fall within the Trust criteria, have increased, there’s less competition, which we think quite frankly, gives us a competitive edge over many of our public peers. And we do believe that that is a competitive advantage in terms of buying opportunities when and if the time is right. We’ve always been opportunistic, as well as the incredible asset management capabilities that we’ve demonstrated, and many of these hotels are unencumbered by management, which gives Remington the opportunity to come in and add value as we’ve done many times and demonstrated that in terms of our flow-through. So, we’re looking, we’ve always been looking and will continue to be very disciplined and look really towards one key result, which is maximizing shareholder returns.

Participant 2:
Yeah, no, that’s helpful. I mean I think with all due respect I think what you guys have identified for your Ashford Trust strategy is RevPAR levels, you know, less than two times the national average and a lot of those ROFO assets are above that. So it seems like they would be exited at some point similar to the select service portfolio sale. And it seems to me that if Ashford Prime was going to grow those assets are worth a lot more to Ashford Prime than they are to Ashford Trust because of the liquidity challenges Ashford Prime has that Ashford Trust doesn’t have, which might create an opportunity for AHT to sell assets accretively. But, you know, I understand not wanting to comment much.

Douglas Kessler:
Ryan you raised a good point. We’re not saying that it’s not something to be considered. We agree, which is why when we originally spun the Ashford Prime platform off, Management and the Board recognized that those types of assets down the road would certainly make sense and we’ve obviously executed on at least the option asset in the past, which was the Pier House property, so the Board recognizes that that is a viable exit. The Board of Ashford Trust recognizes it’s a viable exit, but the Board of Ashford Prime doesn’t have the right to acquire those assets, obviously, until such time as the Ashford Trust Board decides to sell those assets. And so it’s a decision based upon alternative use of capital, replacement of yield, replacement of asset value, what can we use the cash proceeds for, how would such a transaction be structured and executed, when’s the right time to sell those assets as we continue to demonstrate strong performance out of the portfolio. So the Trust obviously is looking to maximize the value of those assets, and until such time that it believes that it’s right to sell those assets then they remain in the Trust portfolio. But from the standpoint of a strategic alternative, you’re absolutely right, it is a viable alternative certainly to be considered.

Participant 2:
Okay thanks, and then just one last one, and this is probably for Jeremy; it looked like Orlando was down in the quarter. Just wondering, you know, it was up in the star data, so if there was anything specific, if it was renovation related, or something else going on there that drove the underperformance?

Jeremy Welter:
Yes, so we had Embassy Suites Orlando under renovation so that drove some underperformance. And then we’d lost a little bit of share in some of the other hotels as well. I would say that Orlando has been a market that has been a little disappointing for us. If you kind of wind back the clock, we thought it probably would have performed a little bit better when we did the budget season last year, but there’s been a lot of headwinds as you know with the - the stronger dollar has impacted international travel and then you’ve had some major negative press associated with the shootings, and the toddler with the alligator. And then I’ve received reports as high as maybe 18% in peak time periods that Disney has increased their ticket prices. And so, while we were pretty optimistic for Orlando for the year, from a retail demand perspective I think that market has underperformed a little bit more than we anticipated over the course of the year primarily for us Embassy Suites Orlando for the quarter.

Participant 2:	Okay, thanks and then LA was up really strong and I’m guessing a big portion of that, aside from LA being a good market was Beverly Hills?
Jeremy Welter:
Yes, so we were up 20% in the quarter. If you take out Beverly Hills, we were still up 11% for the balance of the other assets, so it was still pretty strong. One of that - one of those is because the TownePlace Suites, Manhattan Beach was under renovation last year and so it had a little bit of a favorable comp as well.

Participant 2:	Awesome, that’s helpful. Thanks a lot guys.
Jeremy Welter:	Yes.
Douglas Kessler:	Thank you, Ryan
Participant 3:
Hi, thanks very much. This is actually Arpine Kocharyan for Robin. So, I know you don’t provide much forward RevPAR guidance, but looking into 2017 investors are a bit worried about operating leverage for the lodging REITs in general. So, my question is this: What percentage of RevPAR growth would you need to offset cut cost growth in your portfolio? And what are some of those bigger buckets of cost growth that you are trying to manage?

Jeremy Welter:
Well it’s - I’ll start with the latter question on the bigger buckets. Customer acquisition costs are clearly the most difficult and challenging ones for us to manage. The OTA growth that we’re having - we still had I think about 15% OTA growth in the quarter for Trust. And that’s in spite of all the direct booking programs the brands have done, as you’re probably aware of, and remember a discount pricing, and so customer acquisition costs are something that’s clearly going to continue to be a challenge. The other one is just wage pressure, certainly it’s more of an impact for some of the major urban markets like New York and San Francisco, Seattle. But all the living wage and issues that have happened, and some of the changes in some of the regulations for overtime pay as well. So, those are the two big headwinds that we’re focused on. There’s a lot of other initiatives we have and a lot of contingency plans that we have. I’ve got a big list here that we’re already in deep discussions with, with all the brands as we’re going through the budgeting season right now. So, I think we’re very well prepared, very well positioned if there is a slow down in RevPAR. And to answer your question, without doing a lot of some of the tricks that we have up our sleeve, I think about 2% RevPAR growth, 3% RevPAR growth and continue to keep the same margins. If RevPAR is less than that we have a history of being able to flex the cost of our hotels, a proven track record, and so we’re very comfortable in the way that we can operate relative to our peers at any times in the cycle.

Douglas Kessler:
I think Jeremy raises a very good point, just to elaborate on a bit. You do have to look at our history and I think that we get some of the best margins out of our asset management team in up cycles as well as in down cycles, And unfortunately in a down cycle you have to make tough decisions, but we do have, I do believe, the competitive advantage again with the high percentage of our assets that are managed by our affiliate. And you can look historically at what we’ve done to the extent that anyone believes that the cycle is slowing down, or could be changing that we have the ability to make the proper cost reductions. We sort of have a philosophy of 50% flow-through and we’d like to adhere to that in an up cycle as well as in a down cycle, and so that is an advantage. Now, we’re not suggesting that we’re concerned about a down cycle, but since you’ve raised the point of what’s the margins as things slow down, we just want to make sure that we’re addressing it and giving you some comfort that we do operate well in an up cycle as well as in a down cycle.

Participant 3:	That’s very helpful, thank you.
Participant 4:	Good morning guys; kind of following that line of questioning a little bit, were there any particular items, utility expenses and other, that helped add to the margin growth in the quarter?
Jeremy Welter:
We had - I would say the biggest one is we did have some property tax refunds that came in in the quarter. So, Marriott Freemont, Ritz-Carlton Atlanta, Churchill and Hilton Garden Inn Austin had some hefty refunds that we were able to book in the quarter.

Participant 4:
Okay. And then on the dispositions, would you, Doug I guess, maybe be willing to speculate as to what you think that the - given what you’re seeing in interest in your properties, what the pace of dispositions might be over the next say three to four quarters? Should we be expecting two or three properties a quarter or more or less?

Douglas Kessler:
You know Bryan we don’t give any guidance in terms of the pace; we’ve stated that we’re looking to sell our non-core select-service hotels and all I can share with you, which is I think what investors want to hear, is that we’re going to be opportunistic, we’re going to be disciplined, we’re going to be looking to maximize the value. We could be out in the market with asset sales and if we don’t like the prices that we get for them then we certainly want to do the right thing to maximize shareholder returns. So, we’re not going to just carry forward on some orderly liquidation process just to match timing. It will come in bits and drabs as we have demonstrated, and to the extent that there’s a portfolio opportunity that services at some point, unexpectedly or planned, because that sometimes happens in the market place. And it’s a fluid market and buyers change their appetite. I mean look at - look at the appetite that came from China for the portfolio that Starwood Capital has; that was kind of an unexpected, unforeseen large potential purchase of select-service hotels that here before that investment type really hasn’t really been on the radar for investors in China. And so, we want to be aware of those opportunities; we want to be mindful of where we can enhance values and so it’s difficult for us to provide any kind of stated pace for you.

Participant 4:
Okay, maybe I asked a little bit of a different way, kind of looking backwards instead of forward, have you seen any increase or decrease in the volume of people looking at the assets that you have for sale?

Douglas Kessler:
I don’t think there’s really been much change. I mean the audience has been consistent throughout the year; predominantly small private equity funds and local regional owner operators. The only thing that we saw change, which was really late last year, the very beginning of this year, was the drop off of the large private equity funds that were chasing after select service hotels to accumulate portfolios. Now having said that though, from my earlier comment just a moment ago, we’ve now seen a large Chinese institution seek to buy a good amount of select service hotels. So, it’s an asset class that arguably has some appeal, given the yield that these assets are trading for, as I commented on earlier. Historically there has been a greater resiliency of these types of assets in a down cycle and so to the extent that people are looking at select service as more of a defensive play in lodging it could cater to those interest. And yet we believe that the industry has, you know, we are optimistic about where the industry is headed so it’s just a good investment overall. No real significant change I would say in the demand profile. There is still demand out there. It still tends to be a more liquid asset class that is definitely trading.

Participant 4:	Okay, great, thanks, that’s helpful.
Douglas Kessler:
In our transaction experience and basically, you know, selling the number of hotels and the prices we sold them for I think is indicative of that. I think we’ve done a very fine job of selling at attractive prices and - and doing what we said we would do.

Participant 4:	Thanks Doug.